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                                                                  EXHIBIT 99.17

                                     PROXY

                     U.S. GOVERNMENT SECURITIES PORTFOLIO

                                      OF

                          THE TRAVELERS SERIES TRUST

                        SPECIAL MEETING OF SHAREHOLDERS

                                April 12, 2006

   KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the U.S. Government Securities Portfolio of The Travelers Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Paul Cellupica and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 12, 2006, at the offices of Met Investors Series Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Salomon Brothers U.S. Government Portfolio, a series of Metropolitan Series Fund, Inc., will
   (i) acquire all of the assets of U.S. Government Securities Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the U.S. Government Securities Portfolio.

          FOR   [ ]             AGAINST   [ ]           ABSTAIN   [ ]

   Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

   THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                        Dated:__________, 2006

                                        --------------------------------------
                                        Name of Insurance Company

                                        --------------------------------------
                                        Name and Title of Authorized Officer

                                        --------------------------------------
                                        Signature of Authorized Officer

U.S. GOVERNMENT SECURITIES PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
__________ Insurance Company
Separate Account ____

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           2 EASY WAYS TO VOTE               THE TRAVELERS SERIES TRUST
                                        U.S. GOVERNMENT SECURITIES PORTFOLIO
 1. RETURN THIS VOTING INSTRUCTION            ONE CITYPLACE, HARTFORD,
    FORM USING THE ENCLOSED                       CONNECTICUT 06103
    POSTAGE-PAID ENVELOPE.
 2. VOTE BY INTERNET - SEE                 VOTING INSTRUCTION FORM FOR THE
    INSTRUCTIONS IN PROSPECTUS/PROXY       SPECIAL MEETING OF SHAREHOLDERS
    STATEMENT.                               APRIL 12, 2006, 10:00 A.M.

 *** CONTROL NUMBER: ***

U.S. GOVERNMENT SECURITIES PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the U.S. Government Securities Portfolio (the "Portfolio"), a series of The Travelers Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Met Investors Series Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016, at 10:00 a.m. Eastern Time on April 12, 2006, and at any adjournments thereof.

THE COMPANY AND THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR VOTING INSTRUCTIONS and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS TO THE PROPOSAL, THE COMPANY WILL VOTE FOR THE PROPOSAL.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged.

                                   Date __________, 2006

                                       PLEASE SIGN IN BOX BELOW
                                       __________________________________


                                       __________________________________

                                   Signature - Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

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          Please fold and detach card at perforation before mailing.

The Board of Trustees of the Trust has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                                            FOR AGAINST ABSTAIN
To approve the Agreement and Plan of Reorganization with
respect to the acquisition of U.S. Government Securities    [ ]   [ ]     [ ]
Portfolio, a series of the Trust, by Salomon Brothers U.S.
Government Portfolio, a series of Metropolitan Series
Fund, Inc.